UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 31, 2006
NEXCEN BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217

(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 40th Floor, New York, NY	10019-5400

(Address of Principal Executive Offices)	(Zip Code)
(212) 277-1100

(Registrant’s Telephone Number, Including Area Code)
AETHER HOLDINGS, INC.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
2006 Long-Term Equity Incentive Plan:
On October 31, 2006 at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of Aether Holdings, Inc. (the “Company”) approved the 2006 Long-Term Equity Incentive Plan (the “2006 Plan”). Upon approval by the stockholders, the 2006 Plan became immediately effective. The 2006 Plan replaced the 1999 Equity Incentive Plan and the Acquisition Incentive Plan and became the sole plan for providing stock-based incentive compensation to eligible employees, directors and consultants.
A total of 3,500,000 shares of Company common stock will be initially reserved for issuance under the 2006 Plan, which represents approximately 7.4% of the Company’s currently outstanding shares. The Company may make grants, other than for restricted stock, under the 2006 Plan having a term of no more then 10 years.
The 2006 Plan will allow the Company to make broad-based grants of stock options, restricted stock and stock appreciation rights (“SARs”) (collectively referred to as “awards”), any of which may or may not require the satisfaction of performance objectives, to employees, directors and consultants. Stock options granted under the 2006 Plan may be either incentive stock options or nonqualified stock options. Incentive stock options may only be granted to employees. Awards other than incentive stock options may be granted to employees, directors and consultants. Each award granted under the 2006 Plan shall be designated in an award agreement.
The board of directors (the “Board”) may at any time amend, suspend or terminate the 2006 Plan. The 2006 Plan will terminate ten years from the date of its approval by our stockholders, unless terminated earlier by the Board.
The general description of the principal terms of the 2006 Plan set forth above is qualified in its entirety by the terms of the 2006 Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.
2006 Management Bonus Plan:
On October 31, 2006 at the Annual Meeting, the stockholders of the Company approved the 2006 Management Bonus Plan (the “Bonus Plan”). The Bonus Plan is designed to qualify awards made under the plan as performance-based compensation so that the Company may receive a federal income tax deduction for the payment of incentive bonuses to its executives.
The chief executive officer and certain other key management employees (including those of any subsidiary, operating unit or division) designated by the Compensation Committee are eligible to participate in the Bonus Plan. Participation in the Bonus Plan by any particular officer is determined annually in the discretion of the Compensation Committee. The Company may also pay discretionary bonuses, or other types of compensation outside the Bonus Plan that may or may not be deductible. However, no employee has a guaranteed right to such discretionary compensation as a substitute for a performance award in the event that performance targets are not met.

Each participant’s award will be expressed as a percentage of the amount reserved for awards under the Bonus Plan, provided that the aggregate amount of awards payable under the Bonus Plan in any one fiscal year shall equal five percent (5.0%) of the Company’s annual net income for such fiscal year (the “Bonus Pool”), as determined based on the Company’s audited financial statements. The Bonus Plan provides that the percentage of the Bonus Pool reserved for the chief executive officer will be at least 50%.
Awards under the Bonus Plan generally will be payable in cash after the end of the year during which the award was earned. However, the Compensation Committee reserves the right to declare any award wholly or partially payable in an equivalent amount of restricted stock. Any award under the Bonus Plan payable to the chief executive officer will be payable 50% in cash and 50% in shares of restricted common stock that vest over a three-year period from the date of issuance or such other allocation agreed to by the chief executive officer.
The general description of the principal terms of the Bonus Plan set forth above is qualified in its entirety by the terms of the Bonus Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.
Addendum to Stock Option Agreement:
On October 24, 2006, the Compensation Committee of the Company agreed to extend the exercise dates of outstanding options held by directors and certain employees who work for the Company’s Baltimore, Maryland location pursuant to Section 409A of the Internal Revenue Code. The change to the exercise period will replace the current 90 day exercise period following termination of service or employment with a fixed period agreed to between the Company and the employee or director that will allow exercise between January 1 of an agreed upon year and December 31 of that same year, but in no event may an option be exercised beyond 10 years from initial grant.
Following approval by the Compensation Committee, Mr. Beese entered into an Addendum to Stock Option Agreement dated October 31, 2006 modifying six of his outstanding stock option grants under the 1999 Equity Incentive Plan to acquire an aggregate of 48,600 shares of common stock as follows:
•	Three option grants dated October 25, 1999, for 20,600 shares of common stock at a strike price of $16.00 have been amended to provide for an exercise period on or after January 1, 2009 through October 25, 2009.

•	Three option grants dated July 25, 2001, for 28,000 shares of common stock at a strike price of $8.54 have been amended to provide for an exercise period on or after January 1, 2011 through July 25, 2011.
The above description is qualified in its entirety by reference to the full text of the Addendum to Stock Option Agreement, a copy of which is attached hereto as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 31, 2006, pursuant to an affirmative vote of stockholders holding a majority of the issued and outstanding shares of common stock, the Company filed with the Secretary of State of the State of Delaware an amendment to their Certificate of Incorporation changing the name of the Company to “NexCen Brands, Inc.” As a result of the name change, the Company changed its trading symbol to “NEXC” effective on the opening of the market on November 1, 2006. A copy of the Certificate of Amendment of Certificate of Incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The Company will not require a mandatory exchange of old stock certificates for new stock certificates, but instead will effect such exchanges upon submission.
A copy of the press release issued by the Company on October 31, 2006 announcing the change of the trading symbol is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events
On October 31, 2006, the Company held its Annual Meeting, at which six proposals were presented to the Company’s stockholders for consideration. The six matters presented for consideration were: (1) a proposal to approve the sale of the Company’s existing mortgage-backed security (“MBS”) portfolio for the purpose of discontinuing the Company’s MBS business and allocating all cash proceeds from such sale to the growth and development of the intellectual property business (the “Strategic Sale”); (2) a proposal to amend the Certificate of Incorporation to change the Company’s name to “NexCen Brands, Inc.”; (3) the election of eight directors to hold office until the 2007 Annual Meeting of Stockholders or until their successors are elected and qualified; (4) a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; (5) a proposal to approve the adoption of the Company’s 2006 Plan; and (6) a proposal to approve the adoption of the Bonus Plan.
The number of issued and outstanding shares of common stock of the Company as of September 6, 2006, the record date established by the Board for determining stockholder eligibility to vote at the Annual Meeting, was 47,434,296. Computershare, the Company’s independent inspectors of election at the Annual Meeting, have certified the voting results. There were personally or by proxy at the Annual Meeting stockholders holding an aggregate of 45,700,427 shares of common stock of the Company, representing approximately 96% of the total shares eligible to vote. Set forth below are the results of the votes taken at the Annual Meeting.

The proposal to proceed with the Strategic Sale was approved by the stockholders by the following vote:

Votes For:	Votes Against:	Abstain:	Broker Non-votes:

32,103,838	22,199	115,719	13,458,671
The proposal to amend the Certificate of Incorporation to change the Company’s name to “NexCen Brands, Inc.” was approved by the stockholders by the following vote:

Votes For:	Votes Against:	Abstain:	Broker Non-votes:

32,035,990	88,502	117,264	13,458,671
The nominees for election to the Board were elected by the stockholders by the following vote:

Name:	Votes For:	Votes Withheld:

James T. Brady	41,792,081	3,908,346
Robert W. D’Loren	39,221,678	6,478,749
Jack B. Dunn IV	38,603,925	7,096,502
Edward J. Mathias	41,794,381	3,906,046
David S. Oros	39,260,172	6,440,255
Jack Rovner	41,794,481	3,905,946
Truman T. Semans	41,795,322	3,905,105
George P. Stamas	38,901,401	6,799,026
The proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006 was approved by the stockholders by the following vote:

Votes For:	Votes Against:	Abstain:	Broker Non-votes:

45,203,932	17,993	478,502	0
The proposal to approve the adoption of the 2006 Plan was approved by the stockholders by the following vote:

Votes For:	Votes Against:	Abstain:	Broker Non-votes:

25,527,030	6,697,235	17,491	13,458,671
The proposal to approve the adoption of the Bonus Plan was approved by the stockholders by the following vote:

Votes For:	Votes Against:	Abstain:	Broker Non-votes:

25,437,530	6,213,506	590,720	13,458,671

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation dated October 31, 2006.
10.1	2006 Long-Term Equity Incentive Plan
10.2	2006 Management Bonus Plan
10.3	Addendum to Stock Option Agreement between Aether Holdings, Inc. and J. Carter Beese, Jr. dated October 31, 2006.
99.1	Press release issued by the Company on October 31, 2006.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on October 31, 2006.

NEXCEN BRANDS, INC.
/s/ David B. Meister

By:	David B. Meister
Its:	Chief Financial Officer